Exhibit 99.1

Allegro in Addison, Texas Behringer Harvard Multifamily REIT I, Inc. Update Call Thursday, May 24, 2012

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Multifamily REIT I, Inc. (the “REIT”) and its subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of the REIT’s management based on their knowledge and understanding of the REIT’s business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect the REIT’s management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results. You should not to place undue reliance on forward-looking statements. You should consider the areas of risk described under the heading “Forward-Looking Statements” in our periodic reports under the Exchange Act, and those risk factors included in “Item 1A. Risk Factors” of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on March 29, 2012, in connection with any forward-looking statements that may be made by us and our businesses generally. Forward-looking statements in this presentation reflect the REIT’s management’s views only as of the date, and may ultimately prove to be incorrect or false. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-Looking Statements Risks that could cause actual results to vary materially from those expressed in forward-looking statements include: absence of a public market for the REIT’s securities; limited operating history; limited transferability and lack of liquidity; risks associated with lending activities ; no assurance that distributions will continue to be made or that any particular rate of distribution will be maintained; until the proceeds from an offering are invested and generating cash flow from operating activities, some or all of the distributions will be paid from other sources, which may be deemed a return of capital, such as from the proceeds of an offering, cash advances by the advisor, cash resulting from a waiver of asset management fees, proceeds from the sales of assets, and borrowings in anticipation of future cash flow from operating activities, which could result in less proceeds to make investments in real estate; reliance on the program’s advisor; payment of significant fees to the advisor and their affiliates ; potential conflicts of interest; lack of diversification in property holdings; Market and economic challenges experienced by the U.S. economy or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the REIT’s ability to make accretive investments in a diversified portfolio of assets; Availability of cash flow from operating activities for distribution; the REIT’s level of debt and the terms and limitations imposed on the REIT by its debt agreements; the availability of credit generally, and any failure to obtain debt financing at favorable terms or a failure to satisfy the conditions and requirements of that debt; the ability to secure resident leases at favorable rental rates; the ability to raise future capital through equity and debt security offerings and through joint venture arrangements; the ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; conflicts of interest arising out of our relationships with our advisor and its affiliates; unfavorable changes in laws or regulations impacting our business, our assets or our key relationships; factors that could affect our ability to qualify as a real estate investment trust; potential development risks and construction delays; the potential inability to retain current tenants and attract new tenants due to a competitive real estate market; risk that a program’s operating results will be affected by economic and regulatory changes that have an adverse impact on a program’s investments; risks related to investments in distressed properties or debt include possible default under the original loan; unforeseen increases in operating and capital expenses; declines in real estate values; and, lack of availability of due diligence information. These risks may impact the REIT’s financial condition, operating results, returns to its shareholders, and ability to make distributions as stated in the REIT’s offering. Investment in securities of Behringer Harvard real estate programs is subject to substantial risks and may result in the loss of principal invested. Real Estate programs are not suitable for all investors.

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com

Today’s Presenters Robert S. Aisner Chief Executive Officer Mark T. Alfieri Chief Operating Officer Howard S. Garfield Chief Financial Officer

The Economy: April 2012 Sources: Bureau of Economic Analysis, Bureau of Labor Statistics, Thomson Reuters/ University of Michigan Surveys of Consumers First Four Months of 2012 U.S. economy added 803,000 jobs in the first four months of 2012 The four-week average of initial unemployment claims, a leading indicator for employment growth, signals stronger employment growth However, Europe debt crisis remains unresolved with 11 European countries now in recession and political turmoil over austerity measures Although far from robust, the U.S. economy continues to expand Q1 2012, GDP +2.2% (advance estimate) Unemployment Rate: 8.1% (April 2012) The Consumer Thomson Reuters/University of Michigan consumer sentiment index: 76.4 (April 2012) with the preliminary May 2012 index up to 77.8 Improvement in confidence is primarily driven by belief that jobs will become more plentiful, gasoline prices will continue to edge downward and home prices will stabilize.

Consumer Confidence Up in May Source: Bloomberg, Thomson-Reuters/University of Michigan Surveys of Consumers Consumer Sentiment (Index)

Post-Recession Employment Slowly Recovering

Leading Indicators Improving at Moderate Pace Source: Conference Board, National Bureau of Economic Research, Bloomberg Index (2004=100) Recessions The Conference Board Leading Economic Index® The Conference Board Coincident Economic Index® ® Registered Trademark of The Conference Board Inc.

Our Strategy Grow revenues and NOI through pro-active property management Completed transition from 3rd party management Active management positively impacting NOI Acquire quality multifamily assets in institutional markets Emphasis on urban locations, highly amenitized Higher rents per unit Greater potential for value growth Execute development program Acquire new investments at cost Higher going-in yield than many stabilized acquisitions

Portfolio Characteristics 43 Investments 35 Operating Properties 3 Mezzanine and Land Loans 5 Developments

Same Store Revenue Trends ($ millions) There were 24 stabilized comparable properties in the 1st quarter year over year comparison. There were 35 stabilized comparable properties in the quarterly comparison between 4th quarter 2011 and 1st quarter 2012. 2% Increase

Same Store Occupancy Trends There were 24 stabilized comparable properties in the 1st quarter year over year comparison. There were 35 stabilized comparable properties in the quarterly comparison between 4th quarter 2011 and 1st quarter 2012. 1% Increase

Same Store Net Operating Income* Trends ($ millions) There were 24 stabilized comparable properties in the 1st quarter year over year comparison. There were 35 stabilized comparable properties in the quarterly comparison between 4th quarter 2011 and 1st quarter 2012. 3% Increase *Reconciliations of Income (Loss) from continuing operations to same store Combined Net Operating Income can be found in the Current Report on Form 8-K filed on May 24, 2012 with the Securities and Exchange Commission. A copy of this filing is available on our website www.behringerharvard.com

Development & Acquisition Activity Developments: The Franklin 180 planned units Closed land – January 20, 2012 Estimated completion – Q4 2013 West University 231 planned units Closed land – March 29, 2012 Estimated completion – Q3 2014 Fairmount 299 planned units Closed land – April 2, 2012 Estimated completion – Q3 2014 Victory Park 378 planned units Closed land – April 16, 2012 Estimated completion – Q2 2014 Acquisitions: Grand Reserve Acquired the property by repaying the outstanding construction loan on February 15, 2012

Development Pipeline Property Name Investment Type Location Units Total Estimated Cost (millions) (1) The Franklin Wholly owned equity Delray Beach, FL 180 $32.7 Allegro Phase II Wholly owned equity Addison, TX 121 $16.4 Renaissance Phase II JV equity Concord, CA 163 $38.1 7 Rio JV equity Austin, TX 221 $57.8 West University JV equity Houston, TX 231 $41.3 Fairmount (2) JV equity Dallas, TX 299 $45.3 Victory Park (2) JV equity Dallas, TX 378 $58.7 Pacifica at Newport Plaza Wholly owned land loan Costa Mesa, CA 113 $31.3 Total 1,706 $321.6 We may obtain construction financing. Acquisition of the land occurred subsequent to March 31, 2012. Note: These are the estimates as of March 31, 2012 and are subject to change.

GAAP Net Income Cash realized gains Mariposa Lofts Apartments - $13.5 million

MFFO* Trends *Reconciliations of Net Income (Loss) to FFO to MFFO can be found in the Current Report on Form 8-K filed on May 24, 2012 with the Securities and Exchange Commission. A copy of this filing is available on our website www.behringerharvard.com. **Weighted average number of common shares outstanding used in the calculations of MFFO per share were 164.5 million as of March 31, 2012, 164.8 million as of December 31, 2011, and 107.5 million as of March 31, 2011.

Cash Flow from Operations ($ millions) Year-over-year growth driven by acquisitions and operational improvements Excludes proceeds from sales

Distributions The regular distribution rates for each of the first quarters of 2011 and 2012 was 6%, based on a $10 share. Effective April 1, 2012, the regular distribution rate was reduced to 3.5%. A special cash distribution of $0.06 per share was declared in the first quarter of 2012 payable on July 11, 2012 to shareholders of record on July 6, 2012.

Balance Sheet GAAP Assets of $2.8 billion Liabilities < $1 billion Ratio of total liabilities to assets of 36% Mortgage debt (including the credit facility) of $923 million Leverage ratio (to gross property cost) of 44% Cash balance at March 31, 2012 of $613 million

Multifamily REIT I, Inc. Investments The Reserve at La Vista Walk – Atlanta, GA Allegro – Addison, TX Argenta – San Francisco, CA 4550 Cherry Creek in Denver, CO Uptown Post Oak – Houston, TX The Renaissance – Concord, CA Argenta, 455 0Cherry Creek, and The Renaissance are joint venture owned communities. The Reserve at La Vista Walk, Allegro, and Uptown Post Oak are wholly owned communities.

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com

Playback Information Representatives may log on to the password protected portion of the Behringer Harvard website (www.behringerharvard.com) for a playback of today’s call Investors may dial toll free (855) 859-2056 and use conference ID 56571358 to access a playback of today’s call Replays will be available until Friday, June 15